VALHI ANNOUNCES DIVIDEND INCREASE

     DALLAS, TEXAS . . . March 9, 1995 . . . Valhi, Inc. (NYSE:VHI) announced today that it is increasing the regular quarterly dividend on its common stock from two cents ($.02) per share to three cents ($.03) per share and that its Board of Directors has declared a first quarter dividend of three cents ($.03) per share, payable March 31, 1995, to stockholders of record at the close of business March 22, 1995.

     Valhi, Inc., headquartered in Dallas, Texas, in engaged in the chemicals, refined sugar, building products and other industries.